Exhibit 1.3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

RADWARE LTD.
Annual Meeting of Shareholders
October 3, 2013 3:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of RADWARE LTD. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 03:00 PM, LST on 10/ 03/2013, at Radware LTD. 22 Raoul Wallenberg Street Tel Aviv Israel, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For	Against

1	Election of Mr. Roy Zisapel as Class II Director.	☐	☐
							For	Against	Abstain
2	Election of Prof. Yair Tauman as External Director.	☐	☐		6
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Companys auditors, and to authorize the Board of Directors to delegate to the Audit Committee the authority to fix their remuneration in accordance with the volume and nature of their services.
							☐	☐	☐

		For	Against	Abstain

3	To approve the terms of the annual bonus to the Chief Executive Officer and President of the Company;	☐	☐	☐

NOTE: Present and discuss the financial statements of the Company for the year ended December 31, 2012 and the Auditors Report for this period; and Transact Such other business as may properly come before the meeting or any adjournment thereof.

By signing and mailing this proxy card you certify that you do NOT have a “personal interest” under the Israeli Companies Law in Proposals No. 3, 4 and 5. See Proposals No. 3, 4 and 5 of the Proxy Statement, under the heading “Required Vote”, for more information and for instructions on how to vote if you do have a “personal interest”.

4	To approve the grant of stock options to the Chief Executive Officer and President of the Company;	☐	☐	☐

5	To approve our Compensation Policy for Executive Officers and Directors, as required by a recent amendment to the Israeli Companies Law;	☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
Signature [PLEASE SIGN WITHIN BOX]	Date		JOB #		Signature (Joint Owners)	Date		SEQUENCE #